EXHIBIT 5

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                     MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661




March 26, 1998

Board of Directors
Thistle Group Holdings, Co.
6060 Ridge Avenue
Philadelphia, Pennsylvania  19128

     Re:  Registration Statement Under the Securities Act of 1933, as Amended
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Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form S-1 ("Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the issuance of up to 11,902,500 shares of common stock, par value $0.10 per share (the "Common Stock"), of Thistle Group Holdings, Co. (the "Company"), in connection with the conversion of FJF Financial, M.H.C. (the "MHC") from the mutual form to a federal interim stock savings bank ("Interim I"), the merger of Thistle Group Holdings, Inc. ("Mid-Tier") after Mid-Tier's conversion to a federal middle-tier holding company and then to a federal interim stock savings bank into Roxborough- Manayunk Federal Savings Bank (the "Bank"), the merger of Interim I into the Bank, and the merger of a third interim savings institution, a to-be-formed wholly owned subsidiary of the Company, with and into the Bank (the "Conversion and Reorganization") all pursuant to a written plan (the "Plan"). As special counsel to the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and Reorganization and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion and Reorganization -- Tax Aspects" and "Legal and Tax Matters." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.




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Board of Directors
March 26, 1998
Page 2




         This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may hereafter be brought to our attention.


                                           Very truly yours,


                                           /s/Malizia, Spidi, Sloane & Fisch
                                           ---------------------------------
                                           MALIZIA, SPIDI, SLOANE & FISCH, P.C.